INDEMNIFICATION AGREEMENT


      This Agreement is made effective as of September 23, 1997, by and between Emerson Radio Corp., a Delaware corporation (the "Company"), and Terrence M. Babilla ("Employee").

                           W I T N E S S E T H:

      WHEREAS, in order to induce Employee to serve the Company, the Company has agreed to provide Employee with the benefits contemplated by this Agreement;

       NOW,   THEREFORE,   in   consideration  of  the   promises,   conditions,
representations, and warranties set forth herein, the Company and Employee hereby agree as follows:

      1. DEFINITIONS. The following terms, as used herein, shall have the following respective meanings:

           "Change in Control" shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Act")), other than Geoffrey P. Jurick or a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 20% or more of the total voting power represented by the Company's then outstanding voting securities, (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease, for any reason, to constitute a majority of the Board of Directors, (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for sale or disposition by the Company of all or substantially all of the Company's assets.

           "Claim" means any threatened, pending, or completed action, suit, or proceeding, or any inquiry or investigation, whether conducted by or on behalf of the Company or any other party, that Employee in good faith believes might lead to the institution of any such action, suit, or proceeding, whether civil, criminal, administrative, investigative, or other.

           "Covered Act" means any breach of duty, neglect, error, misstatement, misleading statement, omission, or other act done or wrongfully attempted by Employee or any of the foregoing alleged by any claimant or any event or occurrence related to the fact that Employee is or was a director, officer, employee, agent, or fiduciary of the Company or is or was serving at the request of the Company as a director, officer, employee, trustee, agent, or fiduciary of another corporation, partnership, joint venture, trust, or other entity.

          "Determination" means a determination, based on the facts known at the time, by:

                    (i)  A majority vote of a quorum of disinterested directors;

                    (ii) Special, independent legal counsel in a written opinion prepared at the request of a majority of a quorum of disinterested directors or pursuant to Section 4(a);

                     (iii) A majority of the disinterested stockholders of the Company; or

                      (iv) A final adjudication by a court of competent jurisdiction.

          "Determined" shall have a correlative meaning.

          "Excluded Claim" means any Claim:

                     (i) Based upon or attributable to Employee gaining in fact any personal profit or advantage to which Employee is not entitled;

                     (ii) For the return by Employee of any remuneration paid to Employee without the previous approval of the stockholders of the Company which is illegal;

                     (iii) Resulting from Employee's knowingly fraudulent, dishonest, or willful misconduct; or

                     (iv) Any claim for which indemnification is prohibited by applicable law.

           "Expenses" means any expense incurred by Employee as a result of a Claim or Claims made against him for Covered Acts including, without limitation, attorneys' fees and all other costs, expenses, and obligations paid or incurred in connection with investigating, defending, being a witness in, or participating in (including on appeal), or preparing to defend, be a witness in, or participate in any Claim relating to any Covered Act, but shall not include Fines.

           "Fines" means any fine, penalty or, with respect to an employee benefit plan, any excise tax or penalty assessed with respect thereto.

          "Losses" means any amount that Employee is legally obligated to pay as a result of a Claim or Claims made against him for Covered Acts including, without limitation, damages and judgments and sums paid in settlement of a Claim or Claims, but shall not include Fines.

     2.   MAINTENANCE OF  DIRECTORS' AND OFFICERS' LIABILITY INSURANCE.

           (a) The Company hereby covenants and agrees that, subject to the provisions of the Company's Certificate of Incorporation or Corporate By-Laws, as may be amended from time-to-time, regarding the Company's power and authority to purchase insurance or other arrangement for its directors or officers, so long as Employee shall continue to serve as an employee of the Company and thereafter so long as Employee shall be subject to any Claim for any Covered Act, the Company, subject to Section 2(c), shall purchase or maintain in full force and effect directors' and officers' liability insurance or other arrangement.

           (b) In all policies of directors' and officers' liability insurance or other arrangement maintained by the Company, Employee shall be named as an insured (to the extent permitted, if at all, by the Company's directors' and officers' liability insurance carrier or other arrangement provider) in such a manner as to provide Employee the same rights and benefits, subject to the same limitations, as are accorded to the Company's directors or officers most favorably insured by such policy.

           (c) The Company shall have no obligation to maintain directors' and officers' liability insurance or other arrangement if the Board of
     Directors of the Company determines not to purchase and maintain such insurance or other arrangement as set forth in the Company's Certificate of Incorporation or Corporate By-Laws, including but not limited to, a determination in good faith that such insurance is not reasonably available, the premium costs for such insurance are disproportionate to the amount of coverage provided, or the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit.

      3. INDEMNIFICATION. The Company shall indemnify Employee and hold him harmless from any and all Losses, Expenses, and Fines to the fullest extent authorized, permitted, or not prohibited (i) by the General Corporation Law of the State of Delaware (the "GCL"), or any other applicable law (including judicial, regulatory, or administrative interpretations or readings thereof), the Company's Certificate of Incorporation or Bylaws as in effect on the date hereof, or (ii) by any amendment thereof or other statutory provisions authorizing or permitting such indemnification that is adopted after the date hereof, subject to the further provisions of this Agreement. In the event that after the date hereof the Company provides any greater right of indemnification, in any respect, to any other person serving as an officer, director or employee of the Company, then such greater right of indemnification shall inure to the benefit of and shall be deemed to be incorporated in this Agreement. In the event the provisions of this Agreement are prohibited by the provisions of the Company's Corporate By-Laws or Certificate of Incorporation, the Company's Certificate of Incorporation and Corporate By-Laws shall prevail.

     4.   EXCLUDED COVERAGE.

           (a) The Company shall have no obligation to indemnify Employee for and hold him harmless from any Loss, Expense, or Fine which has been Determined to constitute an Excluded Claim, provided that in the event of a Change in Control, then with respect to all matters thereafter arising concerning the rights of Employee to indemnity payments and Expense advances under this Agreement, or any other agreements or bylaws now or hereafter in effect relating to Claims for Covered Acts, a Determination with respect to an Excluded Claim shall be made only by a court of competent jurisdiction or by special, independent legal counsel selected by Employee and approved by the Company (which approval shall not be unreasonably withheld), and who has not otherwise performed services for the Company or Employee. In the event that Employee and the Company are unable to agree on the selection of the special, independent legal counsel, such special, independent legal counsel shall be selected by lot from among at least five law firms designated by Employee, each in the State of Delaware, Essex and Morris Counties, New Jersey or Dallas, Texas, having more than thirty-five (35) attorneys and having a rating of "av" or better in the then current Martindale-Hubbell Law Directory. Such selection shall be made in the presence of Employee (and Employee's legal counsel or either of them, as Employee may elect). Such special, independent legal counsel, among other things, shall determine whether and to what extent Employee would be permitted to be indemnified under applicable law and shall render its written opinion to the Company and Employee to such effect.

          If there has been a Determination that the Company is not obligated to indemnify Employee as a result of an Excluded Claim (whether by special, independent legal counsel or otherwise), Employee shall have the right to commence litigation in any court in the States of Delaware, New Jersey or Texas having subject matter jurisdiction thereof, and in which venue is proper, challenging any such Determination; provided that the Company shall be entitled to be reimbursed by Employee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid with respect to such Excluded Claim (only upon a final judicial Determination that Employee is not entitled to indemnification made with respect thereto as to which all rights of appeal therefrom have been exhausted or lapsed) and the Company shall be obligated to indemnify or advance any additional amounts to Employee attributable to the defense of such Excluded Claim until such a judicial Determination has been made.

           (b) The Company shall use its best efforts to make the Determination contemplated herein promptly. Upon request by Employee, in connection with any matter for which indemnification or reimbursement may be sought hereunder, the Company agrees to promptly make a Determination whether such matter constitutes an Excluded Claim. In this connection, the Company agrees:

                     (i) if the Determination is to be made by a majority of disinterested directors of the Company or a committee thereof, such Determination shall be made not later than fifteen (15) days after a written request for a Determination (a "Request") is delivered to the Company by Employee;

                     (ii) if the Determination is to be made by special, independent legal counsel, such Determination shall be made not later than ninety (90) days after a Request is delivered to the Company by Employee; and

                     (iii) if the Determination is to be made by the stockholders of the Company, such Determination shall be made not later than one hundred fifty (150) days after a Request is delivered to the Company by Employee.

           The failure to make a Determination within the above-specified time periods shall constitute a Determination approving full indemnification or reimbursement of Employee. All costs of making the Determination shall be borne solely by the Company.

           (c) The Company shall have no obligation to indemnify Employee and hold him harmless for any Loss, Expense, or Fine to the extent that Employee is actually and finally reimbursed for such Loss, Expense, or Fine by the Company pursuant to the Company's Certificate of Incorporation, Bylaws, or otherwise.

           (d) The Company shall have no obligation to indemnify Employee and hold him harmless for any Fines to the extent that such indemnification is prohibited by the GCL.

     5.   INDEMNIFICATION PROCEDURES.

           (a) Promptly after receipt by Employee of notice of the commencement of or the threat of commencement of any Claim, Employee shall, if indemnification with respect thereto is being sought from the Company under this Agreement, notify the Company of the commencement thereof, provided that failure to so notify the Company shall not relieve the Company from any liability that it may have to Employee under this Agreement unless such failure materially and adversely affects the rights of the Company thereunder.

           (b) Subject to the provisions of this Agreement if, at the time of the receipt of such notice, the Company has directors' and officers' liability insurance or other arrangement in effect, the Company shall give prompt and proper notice of the commencement of such Claim to the insurer or other arrangement provider. The Company shall thereafter take all necessary or desirable action to pay or to cause such insurer to pay, on behalf of Employee, all Losses, Expenses, and Fines payable as a result of such Claim in accordance with the terms of such policies.

           (c)   To  the  extent  the  Company does not,  at  the  time  of  the commencement of or the threat of commencement of such Claim, have applicable directors' and officers' liability insurance or other arrangement provider, or if the full amount of any Expenses arising out of such action, suit, or Claim will not be payable under such insurance then in effect, the Company shall be obligated to pay the Expenses relating to any such Claim in advance of the final disposition thereof and the Company, if appropriate, shall be entitled to assume the defense of such Claim, with counsel reasonably satisfactory to Employee, upon the delivery to Employee of written notice of its election so to do. After delivery of such notice, the Company will not be liable to Employee under this Agreement for any legal or other Expenses subsequently incurred by Employee in connection with such defense other than reasonable costs of investigation, provided that Employee shall have the right to employ its counsel in any such Claim but the fees and expenses of such counsel incurred after delivery of notice from the Company of its assumption of such defense shall be at the Employee's expense, provided further that if (i) the employment of counsel by Employee has been previously authorized by the Company, (ii) Employee shall have reasonably concluded that there may be a conflict of interest between the Company and Employee in the conduct of any such defense, or
     (iii) the Company shall not, in fact, have employed counsel to assume the defense of such action, the reasonable fees and expenses of counsel shall be at the expense of the Company.

           (d) All payments on account of the Company's indemnification obligations under this Agreement shall be made promptly, but in any event within thirty (30) days of Employee's written request therefor, provided that all payments on account of the Company's obligations under Paragraph 5(c) of this Agreement prior to the final disposition of any Claim, shall be made within ten (10) days of Employee's written request therefor.

           (e) Employee agrees that he will reimburse the Company for all Losses, Expenses, and Fines paid by the Company on behalf of Employee in connection with any Claim against Employee in the event and only to the extent that a Determination shall have been made by a court in a final adjudication from which there is no further right of appeal that the Employee is not entitled to be indemnified by the Company for such amounts because the Claim is an Excluded Claim or because Employee is otherwise not entitled to payment under this Agreement.

      6. FINAL DETERMINATION; SETTLEMENT. The Company shall pay all Losses or Fines for which Employee is indemnified hereunder upon final determination thereof. The Company shall have no obligation to indemnify Employee under this Agreement for any amounts paid in settlement of any Claim effected without the Company's prior written consent. The Company shall not settle any claim in any manner which would impose any Fine or any obligation on Employee without Employee's written consent. Neither the Company nor Employee shall unreasonably withhold their consent to any proposed settlement.

      7. RIGHTS NOT EXCLUSIVE. The rights provided hereunder shall not be deemed exclusive of any other rights to which Employee may be entitled under any charter provision, bylaw, agreement, vote of stockholders or of disinterested directors or otherwise, both as to action in his official capacity and as to action in any other capacity by holding such office, and shall continue after Employee ceases to serve the Company as an employee.

     8.   ENFORCEMENT.

           (a) Employee's right to indemnification shall be enforceable by Employee only in the state courts of the States of Delaware, New Jersey and Texas, and shall be enforceable notwithstanding any adverse Determination. In any such action, if a prior adverse Determination has been made, the burden of proving that indemnification is required under this Agreement shall be on Employee. The Company shall have the burden of proving that indemnification is not required under this Agreement if no prior adverse Determination shall have been made.

          (b) In the event that any action is instituted by Employee under this Agreement, or to enforce or interpret any of the terms of this Agreement, Employee shall be entitled to be paid all court costs and expenses, including reasonable counsel fees, incurred by Employee with respect to such action, unless the court determines that each of the material assertions made by Employee as a basis for such action were not made in good faith or were frivolous.

      9. SEVERABILITY. In the event that any provision of this Agreement is determined by a court to require the Company to do or to fail to do an act which is in violation of applicable law, such provision shall be limited or modified in its application to the minimum extent necessary to avoid a violation of law, and, as so limited or modified, such provision and the balance of this Agreement shall be enforceable in accordance with its terms.

      10. CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS (AND NOT THE CHOICE OF LAW PROVISIONS) OF THE STATE OF DELAWARE.

      11. CONSENT TO JURISDICTION. The Company and Employee each hereby irrevocably consent to the jurisdiction of the courts of the States of Delaware and Texas for all purposes in connection with any action or proceeding that arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the state courts of the States of Delaware and Texas.

      12. SUCCESSORS AND ASSIGNS. This Agreement shall be (i) binding upon all successors and assigns of the Company (including any transferee of all or substantially all of its assets and any successor by merger or otherwise by operation of law) and (ii) shall be binding on and inure to the benefit of the heirs, personal representatives, and estate of Employee.

      13. AMENDMENT. No amendment, modification, termination, or cancellation of this Agreement shall be effective unless made in a writing signed by each of the parties hereto.

      14. SUBROGATION. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Employee, who shall execute all instruments required and shall do everything that may be necessary to secure such rights, including the execution of such documents as may be necessary to enable the Company effectively to bring suit to enforce such rights.

      IN WITNESS WHEREOF, the Company and Employee have executed this Agreement as of the day and year first above written.

                                EMERSON RADIO CORP.


                                By:
                                  Geoffrey P. Jurick
                                  Chairman of the Board,
                                  Chief Executive Officer and President



                                   Terrence M. Babilla
                                   Employee